Exhibit 21.1

Subsidiaries of the Registrant

Company Name	Country
BLUE BUFFALO COMPANY, LTD.	United States
C.P.D. CEREAL PARTNERS DEUTSCHLAND GmbH & Co. oHG	Germany
C.P.W. HELLAS BREAKFAST CEREALS SOCIETE ANONYME	Greece
C.P.W. MEXICO S. de R.L. de C.V.	Mexico
CEREAL ASSOCIADOS PORTUGAL, A.E.I.E.	Portugal
CEREAL PARTNERS (MALAYSIA) SDN. BHD.	Malaysia
CEREAL PARTNERS AUSTRALIA PTY LIMITED	Australia
CEREAL PARTNERS ESPANA, A.E.I.E.	Spain
CEREAL PARTNERS FRANCE, SNC	France
CEREAL PARTNERS GIDA TICARET LIMITED SIRKETI	Turkey
CEREAL PARTNERS MEXICO, S.A. DE C.V.	Mexico
CEREAL PARTNERS NIGERIA LIMITED	Nigeria
CEREAL PARTNERS POLAND TORUN-PACIFIC Sp. z.o.o.	Poland
CEREAL PARTNERS RUS LLC	Russian Federation
CEREAL PARTNERS U.K.	United Kingdom
CEREALES C.P.W. CHILE LIMITADA (SRL)	Chile
CP MIDDLE EAST FZCO	United Arab Emirates
CPW AMA DWC—LLC	United Arab Emirates
CPW BRASIL LTDA.	Brazil
CPW HONG KONG LIMITED	Hong Kong
CPW NEW ZEALAND	New Zealand
CPW OPERATIONS S.A.R.L.	Switzerland
CPW PHILIPPINES, INC.	Philippines
CPW ROMANIA	Romania
CPW S.A.	Switzerland
CPW SINGAPORE (PTE.) LTD.	Singapore
CPW TIANJIN LIMITED	China
GENERAL MILLS CAPITAL, INC.	United States
GENERAL MILLS FINANCE, INC.	United States
GENERAL MILLS HOLDING B.V.	Netherlands
GENERAL MILLS HOLDING K (NETHERLANDS) B.V.	Netherlands
GENERAL MILLS MAARSSEN HOLDING, INC.	United States
GENERAL MILLS MARKETING, INC.	United States
GENERAL MILLS OPERATIONS, LLC	United States
GM CEREALS HOLDINGS, INC.	United States
GM CEREALS MANAGER, INC.	United States
HAAGEN-DAZS JAPAN, INC.	Japan
HAAGEN-DAZS KOREA CO., LTD.	Korea, Republic of
HAAGEN-DAZS NEDERLAND B.V.	Netherlands
THE PILLSBURY COMPANY, LLC	United States